As filed with the Securities and Exchange Commission on April 14, 1998
                                                   Registration No. 333-



                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549
                              Registration Statement
                                        On
                                     FORM S-3
                                       UNDER
                             THE SECURITIES ACT OF 1933

                               OAK INDUSTRIES INC.
               (Exact name of registrant as specified in its charter)
         Delaware                                        36-1569000
(State or other jurisdiction of                         (IRS Employer
incorporation or organization)                         Identification No.)
                                1000 Winter Street
                           Waltham, Massachusetts 02154
                                 (781) 890-0400
(Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

                                  Mela Lew, Esq.
                Vice President, General Counsel and Secretary
                              Oak Industries Inc.
                              1000 Winter Street
                              Waltham, MA 02154
                              (781) 890-0400
  (Name, address, including zip code, telephone number, including area code, of agent for service)

                                  Copies to:
                           David C. Chapin, Esq.
                             Ropes  and  Gray
                          One International Place
                        Boston, Massachusetts 02110
                               (617) 951-7000
   Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                             CALCULATION OF REGISTRATION FEE




  Title of each          Amount         Proposed        Proposed       Amount of
Class of Securities       to be          Maximum         Maximum       Registration
  to be Registered      Registered    Offering Price     Aggregate         Fee
                                        Per Unit      Offering Price
---------------------------------------------------------------------------------------

4 7/8% Convertible
Subordinated
Notes Due 2008        $100,000,000       100%(1)      $100,000,000(1)     $29,500

Common Stock,
$.01 par value
per share........        2,586,900(2)     ----              ---            None(3)


(1)   Estimated solely for purposes of calculating the registration fee.
(2) Plus such additional indeterminate number of shares as may become issuable upon conversion of the Notes being registered hereunder as a result of adjustments to the conversion price.
(3) Pursuant to Rule 457(i) there is no filing fee with respect to the shares of Common Stock issuable upon conversion of the Notes because no additional consideration will be received in connection with the exercise of the conversion privilege.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


              SUBJECT TO COMPLETION, DATED APRIL 14, 1998

PROSPECTUS
                               $100,000,000
                             Oak Industries Inc.
               4 7/8% Convertible Subordinated Notes due 2008
                 Interest Payable March 1 and September 1

                      2,586,900 Shares of Common Stock


This Prospectus relates to $100,000,000 aggregate principal amount of 4 7/8% Convertible Subordinated Notes due 2008 (the "Notes") of Oak Industries Inc., a Delaware corporation (together with its consolidated subsidiaries, "Oak" or the "Company"), and 2,586,900 shares of common stock, par value $.01 per share of the Company (the "Common Stock"), which are initially issuable upon conversion of the Notes plus such additional indeterminate number of shares of Common Stock as may become issuable upon conversion of the Notes as a result of adjustments to the conversion price (the
"Shares"). The Notes and the Shares that are being registered hereby are to be offered for the account of the holders thereof (the "Selling Securityholders"). The Notes were originally issued and sold by the Company in February 1998 to Donaldson, Lufkin and Jenrette Securities Corporation, Lehman Brothers and Cowen and Company (the "Initial Purchasers") in a private placement.

The Notes are convertible at the option of the holder into Common Stock at or before maturity, unless previously redeemed or repurchased, at a conversion rate of 25.869 shares per $1,000 principal amount of Notes (equivalent to a conversion price of $38.66 per share (the "Conversion Price")), subject to adjustment in certain events. See "Description of Notes-Conversion Rights." Interest on the Notes is payable semi-annually in cash in arrears on March 1 and September 1 of each year, commencing on
September 1, 1998.   On April 13, 1998, the last reported sale price of the
Common Stock on the New York Stock Exchange, where it trades under the symbol "OAK," was $32.00 per share.

The Notes are redeemable, in whole or in part, at the option of the Company, at any time on or after March 1, 2001 at the redemption prices set forth in this Prospectus, plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption. The Company will be required to offer to purchase the Notes upon a Change of Control (as defined herein) at 100% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase. There can be no assurance that the Company will have available financial resources necessary to repurchase the Notes in such circumstances.

The Notes are general unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Indebtedness (as defined herein). In addition, the Notes are structurally subordinated to all liabilities (including trade payables) of the Company's subsidiaries. The Indenture (as defined herein) does not restrict the incurrence of Senior Indebtedness or other indebtedness by the Company or its subsidiaries. At
 December 31, 1997, on a pro forma as adjusted basis, after giving effect to the sale of the Notes to the Initial Purchasers and the use of the proceeds therefrom, the Company and its subsidiaries would have had approximately $58.4 million of Senior Indebtedness. In addition, as of such date and after giving effect to the sale of the Notes to the Initial Purchasers, the Company had available borrowing capacity of approximately $189.3 million (subject to customary borrowing conditions) under its existing revolving credit facility (the "Credit Facility"). Indebtedness under the Credit Facility constitutes Senior Indebtedness. See "Description of Notes."

The Notes and the Shares are being registered to permit public secondary trading of the Notes and, upon conversion, the underlying Common Stock, by the holders thereof from time to time after the date of this Prospectus. The Company has agreed, among other things, to bear all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the Notes and the underlying Common Stock covered by this Prospectus.

The Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market of the National Association of Securities Dealers, Inc. The Initial Purchasers have advised the Company that they are currently making a market in the Notes. The Initial Purchasers, however, are not obligated to do so and any such market making may be discontinued at any time without notice, in the sole discretion of the Initial Purchasers. No assurance can be given that any market for the Notes will be maintained. See "Risk Factors- Absence of Existing Market for Notes."

Although the Company received proceeds in connection with the initial private placement of the Notes, the Company will not receive any of the proceeds from the sale of any of the Notes or the Shares by the Selling Securityholders hereunder. The Notes and the Shares may be offered in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. In addition, the Shares may be offered from time to time through ordinary brokerage transactions on the New York Stock Exchange. See "Plan of Distribution." The Selling Securityholders may be deemed to be "Underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"). If any broker-dealers are used by the Selling Securityholders, any commissions paid to broker-dealers and, if broker-dealers purchase any Notes or Shares as principals, any profits received by such broker-dealers on the resale of the Notes or Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Securityholders may be deemed to be underwriting commissions.


    See "Risk Factors" beginning on page 4 for a discussion of certain factors that should be considered by prospective investors.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
        HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
            SECURITIES COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS. ANY
                 REPRESENTATION TO THE CONTRARY
                      IS A CRIMINAL OFFENSE.


              THE DATE OF THIS PROSPECTUS IS ____________, 1998


                          AVAILABLE INFORMATION

The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Reports, proxy statements and other information concerning the Company can be inspected without charge at the Public Reference Room maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. In addition, upon request, such reports, proxy statements and other information will be made available for inspection and copying at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates upon request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the above reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Such material may also be obtained electronically at the Commission's site on the World Wide Web located at http://www.sec.gov.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS: ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT CONTAINED IN THIS PROSPECTUS, ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS GENERALLY ARE ACCOMPANIED BY WORDS SUCH AS "ANTICIPATE," "BELIEVE," "ESTIMATE" OR "EXPECT" OR SIMILAR STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, NO ASSURANCE CAN BE GIVEN THAT SUCH EXPECTATIONS WILL PROVE CORRECT. FACTORS THAT COULD CAUSE THE COMPANY'S RESULTS TO DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN SUCH FORWARD-LOOKING STATEMENTS ARE DISCLOSED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS AND UNDER "RISK FACTORS." ALL FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS IN THIS PARAGRAPH.


            INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Offering Memorandum and shall be deemed to be a part hereof:

1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended by Form 10-K/A dated April 14, 1998.

2. The Company's Current Reports on Form 8-K dated February 12, 1998, February 20, and February 25, 1998.

3. The description of the Company's Junior Preferred Stock Purchase Rights contained in Item 1 of its Registration Statement on Form 8-A dated December 27, 1995, as amended on June 4, 1996.

All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from their respective dates of filing. Any statement contained herein or in any document incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to Oak Industries Inc., 1000 Winter Street, Waltham, MA 02154, Attention: Senior Vice President and Chief Financial Officer (telephone number (781) 890-
0400).


                           THE COMPANY

The Company is a leading manufacturer of highly-engineered components that it designs and sells to manufacturers and service providers in the communications and selected other industries. The Company's communications components consist primarily of connectors for the CATV industry, frequency control devices used in base stations for wireless communications, and fiber-optic components for the wired telephony infrastructure. The Company's controls components include components for gas ranges, and switches and encoders, which are used in a wide range of applications.

The Company's communications components group consists of Gilbert Engineering Co., Inc. ("Gilbert"), Oak Frequency Control Group ("OFCG") and Lasertron, Inc. ("Lasertron"). Gilbert is a leading worldwide manufacturer of coaxial connectors for the CATV industry. OFCG is a leading supplier of quartz-based crystals and oscillators for use in wireless, wired telephony, military, satellite, and other communications applications. Lasertron designs, manufactures and sells active fiber-optic components, including lasers and detectors used in long distance fiber-optic telephone and other networks.

The Company's controls components group includes Harper-Wyman Company ("Harper-Wyman") and OakGrigsby Inc. ("OakGrigsby"). Harper-Wyman is a leading supplier of components to the original equipment manufacturers of gas range appliances and also supplies components for outdoor gas grills. OakGrigsby manufactures optical, rotary and appliance switches and encoders for applications in the test and measurement, communications, medical, military and other markets.

The Company was incorporated under the laws of the State of Delaware in 1960. The predecessor of the Company was incorporated in 1932 under the laws of the State of Illinois. The present corporate name was adopted in 1972. The Company's executive offices are located at 1000 Winter Street, Waltham, Massachusetts 02154, and its telephone number is (781) 890-0400.



                             RISK FACTORS

In addition to the other information contained and incorporated by reference in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before making an investment in the Notes or the Shares offered hereby. This Prospectus and the documents incorporated herein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements as to expectations, beliefs and strategies regarding the future, which involve risks and uncertainties. Actual results could differ materially from those projected or contemplated in the forward-looking statements or historical results due to a number of factors, including, among other things, the risk factors set forth below and elsewhere in this Prospectus and the documents incorporated by reference herein.

Dependence on Capital Spending for Communications Infrastructure

A significant portion of the Company's revenues is attributable to sales of components for building, maintaining and expanding the communications infrastructure. These components are used primarily in cable, wireless and wired telephony systems in the United States and internationally. The amount of capital spending in these industries is affected by a variety of factors, including general economic conditions, availability of financing, government regulation, demand for the products and services offered by the Company's customers and technological developments. A decrease in capital spending for communications infrastructure could have a material adverse effect on the Company's business, financial condition and results of operations.


Customer Concentration

Certain of the Company's business units sell products to a concentrated group of customers. The loss of, or reduced demand for products from, any of the Company's major customers could have a material adverse effect on the Company's business, financial condition and results of operations.


Fluctuations in Quarterly Operating Results

The Company's financial results have been, and are expected to continue to be, subject to significant quarterly fluctuation. Such results vary according to several factors, including the timing of significant customer orders, changes in the mix of products sold by the Company and the commencement or completion of projects to build or upgrade communications infrastructure, particularly in international markets. In recent months, certain Asian-Pacific currencies have suffered rapid devaluation and certain Asian-Pacific financial markets have experienced valuation adjustments. The Company sells to customers that do business worldwide and cannot predict how the businesses of these customers may be affected by economic conditions in Asia or elsewhere.


Competition/Rapid Technological Change

The communications industry is very competitive and is characterized by rapid technological change, new product development, product obsolescence and evolving product specification. Additionally, price competition in this market is intense with significant erosion over the life cycle of a product. The ability of the Company to compete successfully depends on the continued introduction of new products and ongoing manufacturing cost reductions. The Company believes that it will continue to see varying degrees of price pressure across all product lines. These price pressures, if not offset by cost reductions, could result in lower average gross margins. The failure of the Company to develop new products or technologies or expand into new markets could have a material adverse effect on the Company's business, financial condition and results of operations.

Risks Associated with International Operations

The Company's international operations are subject to a variety of risks, including changes in policy by foreign governments, social conditions such as civil unrest, and economic conditions including high levels of inflation, fluctuation in the value of foreign currencies and currency exchange rates and trade restrictions or prohibitions. Such factors could adversely affect the Company's international operations and have a material adverse effect on the Company's business, financial condition and results of operations.


Dependence on Sole Source Suppliers

The Company's subsidiaries currently buy a number of raw materials from single sources. The failure of the Company to obtain sufficient raw materials or components as required, or to develop alternative sources if and as required in the future, could have a material adverse effect on the Company's business, financial condition and results of operations.


Acquisition Strategy

An element of the Company's business strategy is to continue to pursue acquisitions of complementary businesses, although there can be no assurance that suitable acquisition candidates will be identified. Even if additional acquisition candidates are identified, there can be no assurance that the Company will be able to negotiate successfully the terms of any such acquisition, finance such acquisition, or integrate such acquired business, assets, products or technologies into the Company's existing business. Further, acquisitions by the Company could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and the amortization of goodwill and other acquired assets. There can be no assurance that any acquisition would not have a material adverse effect on the Company's business, financial condition and results of operations.


Subordination

The Notes are subordinated in right of payment to all existing and future Senior Indebtedness of the Company. The Indenture does not restrict the incurrence of Senior Indebtedness or other indebtedness by the Company or its subsidiaries. By reason of such subordination, in the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of the Company, the assets of the Company will be available to pay the amounts due on the Notes only after all Senior Indebtedness has been paid in full and, therefore, there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. In addition, the Company is a holding company that conducts its business primarily through its subsidiaries, and the holders of the Notes have no direct claims against the Company's subsidiaries. Therefore, the Notes are structurally subordinated to all liabilities, including trade payables, of the Company's subsidiaries. The rights of the holders of the Notes to participate in the assets of any subsidiary of the Company upon such subsidiary's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors. The ability of the Company's subsidiaries to make payments to the Company will also be subject to, among other things, applicable state corporate laws and contractual restrictions. The Indenture does not prohibit the Company's subsidiaries from entering into agreements that restrict such subsidiaries from making distributions or paying dividends to the Company. See "Description of Notes-Subordination."


Government Regulations; Risks of Litigation

The Company's operations are subject to a variety of laws, regulations and licensing requirements, including governmental regulations relating to the environment. In addition, various pending or threatened legal proceedings by or against the Company or one or more of its subsidiaries involve alleged breaches of contract, torts and miscellaneous other causes of action. The Company does not currently believe that its compliance with applicable regulations or any litigation against the Company will have a material adverse effect on the Company. However, there can be no assurance that future compliance efforts or litigation will not have a material adverse effect on the Company's business, financial condition and results of operations.


Certain Anti-takeover Effects

The Restated Certificate of Incorporation of the Company, as amended (the "Certificate"), the By-Laws of the Company, as amended (the "By-Laws"), the Rights (as defined herein) and applicable provisions of the Delaware General Corporation Law (the "DGCL"), contain various provisions that may hinder, delay or prevent the acquisition of control of the Company without the approval of the Board of Directors of the Company. Certain provisions of the Certificate and the By-Laws, among other things, authorize the issuance of "blank check" preferred stock and establish advance notice requirements for director nominations. In addition, the Company has entered into a Rights Agreement (as defined herein), pursuant to which each share of Common Stock has attached one Right (as defined herein) which trade together with such share. The Rights would cause substantial dilution to a person or group that acquires more than 20% of the outstanding Common Stock or attempts to acquire a majority of the outstanding Common Stock of the Company in either case on terms not approved by the Board of Directors of the Company. In addition, Section 203 of the DGCL imposes certain restrictions on mergers and other business combinations between the Company and any holder of 15% or more of the Company's Common Stock. See "Description of Capital Stock-the Stockholder Rights Plan" and "Description of Capital Stock-Delaware Law."


Possible Volatility of Stock Price

The market price of the Common Stock has been, and is expected to continue to be, subject to significant fluctuations in response to the Company's operating results, changes in earnings estimated by securities analysts or the Company's ability to meet those estimates, publicity regarding the communications industry and other factors, some of which may be beyond the Company's control. There can be no assurance that the market price of the Common Stock will not decline below the price at which the shares of the Common Stock are currently being traded. In addition, the stock markets have from time to time experienced extreme price and volume volatility. These fluctuations may be unrelated to the operating performance of particular companies whose shares are traded. Market fluctuations may adversely affect the market price of the Company's Common Stock.


Limitations on Repurchase of Notes Upon Change of Control

Upon the occurrence of a Change of Control (as defined herein), the Company will be required to offer to purchase the outstanding Notes. If a Change of Control was to occur, there can be no assurance that the Company would have sufficient financial resources, or would be able to arrange financing, to pay for all Notes tendered by holders thereof. In addition, the Company's repurchase of the Notes as a result of a Change of Control may be prohibited or limited by, or create an event of default under, the terms of agreements related to borrowings which the Company may enter into from time to time. Failure of the Company to purchase tendered Notes would constitute an Event of Default (as defined herein) under the Indenture. See "Description of Notes-Repurchase of Notes at the Option of the Holder Upon a Change of Control."

Absence of Existing Market for Notes

The Notes are eligible for trading through the PORTAL Market. Although the Company has been advised by the Initial Purchasers that they are currently making a market in the Notes, they are not obligated to do so and may discontinue such market making at any time without notice. In addition, such market making activity is subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, there can be no assurance that any market for the Notes will be maintained. If a trading market is not maintained, holders of the Notes may experience difficulty in reselling, or an inability to sell, the Notes. Future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Notes may trade at a discount from their principal amount.


Year 2000 Issues

The Company has completed an initial assessment of "Year 2000" issues at each of its operating units and has identified a number of potential problems and corrective actions required. Some of these actions have already been, and others remain to be, completed. Based on this initial assessment the Company concluded that Year 2000 issues at its facilities should not have a material impact on its financial or operating performance. Nonetheless, the Company is retaining qualified independent consultants to review the Company's assessment and the corrective action plans at the Company's operating units. Pending completion of this additional review, and of all necessary corrective actions, it is not possible for the Company to determine the extent of any difficulty it might experience at its facilities as a result of Year 2000 issues. Such problems, or similar problems at the Company's customers or suppliers, could temporarily affect the Company's performance adversely.


Dividend Policy

The Company does not anticipate paying any cash dividends on the Common Stock in the foreseeable future. In addition, the Credit Facility restricts the payment of dividends by the Company except in certain limited circumstances.


                    RATIO OF EARNINGS TO FIXED CHARGES

The Company's ratio of earnings to fixed charges for each of the periods indicated is as follows:


                         Fiscal Year Ended December 31,

                          1993         1994           1995          1996          1997
                          ----         ----           ----          ----          ----

Ratio of earnings
to fixed charges (a):     4.19x        7.00x          --- (b)       9.49x         3.98x



(a) For purposes of computating the ratio of earnings to fixed charges, "earnings" consist of income from continuing operations before income taxes, minority interest and extraordinary charges plus fixed charges. "Fixed charges" consist of interest expense, amortization of deferred financing costs and one-third of rental expense (the portion deemed representative of the interest factor). The pro forma ratio of earnings to fixed charges, after giving effect to the sale of the Notes and the use of proceeds therefrom, would have been 4.39x for the year ended December 31, 1997.
(b) Earnings did not cover fixed charges by $30.9 million in 1995 due to an $80.9 million non-cash charge for purchased in-process research and development related to the Lasertron acquisition.


                                USE OF PROCEEDS

Although the Company received proceeds in connection with the initial private placement of the Notes, the Company will not receive any of the proceeds from the sale of the Notes or the Shares by the Selling
Securityholders.


                             DESCRIPTION OF NOTES

The Notes were issued pursuant to an indenture (the "Indenture") dated as of February 25, 1998 between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"). The following summary of the Notes, the Indenture and the Registration Rights Agreement (as defined herein) (all of which have been filed with the Commission as Exhibits 4.3, 4.2 and 4.4, respectively, to the Registration Statement of which this Prospectus is a part) does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions of the Indenture and the Registration Rights Agreement, including the definition therein of certain terms. Copies of the Indenture and the Registration Rights Agreement can be obtained from the Company upon request.
Capitalized terms used herein without definition have the meanings ascribed to them in the Indenture or the Registration Rights Agreement, as appropriate. Whenever particular provisions or defined terms of the Indenture (or the form of Note which is part thereof) or the Registration Rights Agreement are referred to in this summary, such provisions or defined terms are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such reference.
 Certain definitions of terms used in the following summary are set forth under "-Certain Definitions" below.

General

The Notes are general, unsecured obligations of the Company, limited in aggregate principal amount to $100,000,000. The Notes are subordinated in right of payment to all Senior Indebtedness, as described under "- Subordination" below. The Notes have been issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

The Notes will mature on March 1, 2008. The Notes bear interest at the rate per annum stated on the cover page of this Prospectus from February 25, 1998, or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually in cash in arrears on March 1 and September 1 of each year, commencing September 1, 1998, to the persons in whose names such Notes will be registered at the close of business on the February 15 and August 15 immediately preceding such Interest Payment Date. Principal of, premium, if any, and interest on, and liquidated damages with respect to, the Notes will be payable and the Notes will be convertible and may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, the City of New York. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

At the option of the Company, payment of interest and liquidated damages may be made by check mailed to the Holders of the Notes at the addresses set forth upon the registry books of the Company. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by the Company, the Company's office or agency will be the corporate trust office of the Trustee presently located in the Borough of Manhattan, the City of New York.

The Indenture does not contain any financial covenants or any restrictions on the payment of dividends, the repurchase of securities of the Company or the incurrence of Indebtedness or Senior Indebtedness. The Indenture contains no covenants or other provisions to afford protection to Holders of Notes in the event of a highly leveraged transaction or a change of control of the Company, except to the limited extent described under "- Repurchase of Notes at the Option of the Holder Upon a Change of Control" below.

Conversion Rights

Each Holder of Notes has the right at any time prior to the close of business on the Stated Maturity of the Notes, unless previously redeemed or repurchased, at the Holder's option, to convert any portion of the principal amount thereof that is $1,000 or an integral multiple thereof into shares of Common Stock at the Conversion Price set forth on the cover page of this Prospectus (subject to adjustment as described below). The right to convert a Note called for redemption or delivered for repurchase and not withdrawn will terminate at the close of business on the Business Day immediately prior to the Redemption Date or Repurchase Date for such Note, unless the Company subsequently fails to pay the applicable Redemption Price or Repurchase Price, as the case may be.

In the case of any Note that has been converted into Common Stock after any Record Date, but on or before the next Interest Payment Date, interest, the stated due date of which is on such Interest Payment Date, shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest shall be paid to the Holder of such Note who is a Holder on such Record Date. Any Note converted after any Record Date but before the next Interest Payment Date (other than Notes called for redemption) must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Notes being surrendered for conversion; provided no such payment shall be required with respect to interest payable on March 1, 2001. As a result of the foregoing provisions, Holders that surrender Notes for conversion on a date that is not an Interest Payment Date will not receive any interest for the period from the Interest Payment Date next preceding the date of conversion to the date of conversion or for any later period, except for Notes that are called for redemption. No fractional shares of Common Stock will be issued upon conversion but, in lieu thereof, an appropriate amount will be paid in cash by the Company based on the market price of Common Stock (determined in accordance with the Indenture) at the close of business on the day of conversion.

The Conversion Price is subject to adjustment in certain events, including
(a) any payment of a dividend (or other distribution) payable in Common Stock on any class of Capital Stock of the Company, (b) any issuance to all or substantially all holders of Common Stock of rights, options or warrants entitling them to subscribe for or purchase Common Stock at less than the then current market price of Common Stock (determined in accordance with the Indenture); provided, however, that if such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted until such triggering events occur, (c) certain subdivisions, combinations or reclassifications of Common Stock, (d) any distribution to all or substantially all holders of Common Stock of evidences of indebtedness, cash or other assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to above and excluding dividends and distributions paid exclusively in cash and in mergers and consolidation as described in the Indenture), (e) any distribution consisting exclusively of cash to all or substantially all holders of Common Stock in an aggregate amount that, combined together with (i) all other such all-cash distributions made within the then preceding 12 months in respect of which no adjustments have been made and (ii) any cash and the fair market value of other consideration paid or payable in respect of any tender or exchange offer by the Company or any of its subsidiaries for Common Stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 15% of the Company's market capitalization (defined as being the product of the then current market price of the Common Stock times the number of shares of Common Stock then outstanding) on the record date of such distribution, and (f) the completion of a tender or exchange offer made by the Company or any of its subsidiaries for Common Stock that involves an aggregate consideration that, together with (i) any cash and other consideration payable in a tender or exchange offer by the Company or any of its subsidiaries for Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer in respect of which no adjustment has been made and (ii) the aggregate amount of any such all-cash distributions referred to in (e) above to all holders of Common Stock within the 12 months preceding the expiration of such tender or exchange offer in respect of which no adjustments have been made, exceeds 15% of the Company's market capitalization on the expiration of such tender or exchange offer. No adjustment of the Conversion Price will be required to be made unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price.

In the event of a taxable distribution to holders of Common Stock (or other transaction) which results in any adjustment of the Conversion Price, the Holders of Notes may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend; in certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of Common Stock.

The Company, from time to time and to the extent permitted by law, may reduce the Conversion Price by any amount for any period of at least 20 Business Days, in which case the Company shall give at least 15 days notice of such reduction, if the Board of Directors has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. The Company may, at its option, make such reductions in the Conversion Price, in addition to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for United States federal income tax purposes. See "Certain United States Federal Income Tax Consequences."

In case of any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Notes (other than certain changes in par value) or consolidation or merger of the Company with or into another Person or any merger of another Person with or into the Company (with certain exceptions), or in case of any sale, transfer or conveyance of all or substantially all of the assets of the Company, each Note then outstanding will, without the consent of any Holder of Notes, become convertible only into the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of Common Stock into which such Note was convertible immediately prior thereto, after giving effect to any adjustment event; provided, that if the kind or amount of securities, cash and other property is not the same for each share of Common Stock held immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance, any Holder who fails to exercise any right of election shall receive per share the kind and amount of securities, cash or other property received per share by a plurality of non-electing shares.

The Company will cause all registrations to be made with, and will use its reasonable best efforts to obtain any approvals by, any governmental authority under any Federal or state law of the United States that may be required on the part of the Company in connection with the conversion of the Notes into Common Stock. If at any time during the two-year period following the date of the original issuance of the Notes a registration statement under the Securities Act covering the shares of Common Stock issuable upon conversion of the Notes is not effective or is otherwise unavailable for effecting resales of such shares, shares of Common Stock issued upon conversion of the Notes ("Restricted Shares") may not be sold or otherwise transferred except in accordance with or pursuant to an exemption from, or otherwise in a transaction not subject to, the registration requirements of the Securities Act, and, if a registration statement under the Securities Act is not effective or is otherwise unavailable for effecting resales of such shares at the time of a conversion, the Restricted Shares will bear a legend to that effect. The Transfer Agent for the Common Stock will not be required to accept for registration of transfer any Restricted Shares, except upon presentation of satisfactory evidence that these restrictions on transfer have been complied with, all in accordance with such reasonable regulations as the Company may from time to time agree with the Transfer Agent. Under certain circumstances, the holders of the Restricted Shares will be entitled to liquidated damages during such period. See "-Registration Rights; Liquidated Damages."


Subordination

The Notes are general, unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Indebtedness. The Notes are structurally subordinated in right of payment to all Indebtedness and other liabilities (including trade payables) of the Company's subsidiaries. At December 31, 1997, on a pro forma adjusted basis, after giving effect to the sale of the Notes to the Initial Purchasers and the use of the net proceeds therefrom, the Company and its subsidiaries would have had $58.4 million of Senior Indebtedness. In addition, as of such date and after giving effect to the sale of the Notes to the Initial Purchasers, on a pro forma basis, the Company had available borrowing capacity of approximately $189.3 million (subject to customary borrowing conditions) under the Credit Facility. Indebtedness under the Credit Facility will constitute Senior Indebtedness. The Indenture does not restrict the incurrence of Senior Indebtedness or other Indebtedness by the Company or its subsidiaries or the ability of the Company to transfer assets or business operations to its subsidiaries, subject to the provisions described under "-Repurchase of Notes at the Option of the Holder Upon a Change of Control" and "-Limitation on Merger, Sale or Consolidation" below.

The Indenture provides that no payment may be made by the Company on account of the principal of, premium, if any, interest on or liquidated damages with respect to, the Notes, or to acquire any of the Notes (including repurchases of Notes at the option of the Holder) for cash or property (other than Junior Securities), or on account of the redemption provisions of the Notes, (i) upon the maturity of any Senior Indebtedness, by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and interest on such Senior Indebtedness are first paid in full (or such payment is duly provided for), or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (collectively, a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist. The payment of cash, property or securities (other than Junior Securities) upon conversion of a Note will constitute payment on a Note and therefore will be subject to the subordination provisions in the Indenture.

Upon (i) the happening of an event of default (other than a Payment Default) that permits, or would permit with (a) the passage of time, (b) the giving of notice, (c) the making of any payment of the Notes then required to be made or (d) any combination thereof (collectively, a "Non-Payment Default"), the holders of Senior Indebtedness having a principal amount then outstanding in excess of $10 million (or with respect to which Senior Indebtedness the holders are obligated to lend in excess of $10 million principal amount) or their representative immediately to accelerate its maturity and (ii) written notice of such Non-Payment Default given to the Company and the Trustee by the holders of an aggregate of at least $10 million outstanding principal amount (or commitments to lend up to at least $10 million in principal amount) of such Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such Non-Payment Default has been cured or waived or otherwise has ceased to exist, no payment (by setoff or otherwise) may be made by or on behalf of the Company on account of the principal of, premium, if any, interest on or liquidated damages with respect to, the Notes, or to acquire or repurchase any of the Notes for cash or property or on account of the redemption provisions of the Notes (other than payments made with Junior Securities). Notwithstanding the foregoing, unless (i) the Senior Indebtedness in respect of which such Non-Payment Default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period"), and (ii) such declaration has not been rescinded or waived, at the end of the Payment Blockage Period, the Company shall be required to pay all sums not paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes. Not more than one Payment Notice may be given in any consecutive 365-day period, irrespective of the number of defaults with respect to Senior Indebtedness during such period. In no event, however, may the total number of days during which any Payment Blockage Period is or Payment Blockage Periods are in effect exceed 179 days in the aggregate during any consecutive 365-day period.

Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities (i) the holders of all Senior Indebtedness will first be entitled to receive payment in full (or have such payment duly provided for) before the Holders of the Notes are entitled to receive any payment on account of the principal of, premium, if any, interest on and liquidated damages with respect to, the Notes (other than Junior Securities) and (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities) to which the Holders of the Notes or the Trustee on behalf of the Holders would be entitled (by setoff or otherwise), except for the subordination provisions contained in the Indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of Senior Indebtedness or their representative to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company (other than Junior Securities) shall be received by the Holders of the Notes or the Trustee on behalf of the Holders or any Paying Agent at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of Senior Indebtedness, and shall be paid or delivered by such Holders or the Trustee or such Paying Agent, as the case may be, to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives or to the trustee or trustees, ratably according to the respective amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

No provision contained in the Indenture or the Notes affects the obligation of the Company, which is absolute and unconditional, to pay, when due, principal of, premium if any, and interest on, and liquidated damages with respect to, the Notes. The subordination provisions of the Indenture and the Notes do not prevent the occurrence of any Default or Event of Default under the Indenture or limit the rights of the Trustee or any Holder of any Notes, subject to the preceding paragraphs, to pursue any other rights or remedies with respect to the Notes.

The Company conducts its operations through its subsidiaries. Accordingly, the Company's ability to meet its cash obligations in the future will be dependent upon the ability of its subsidiaries to make cash distributions to the Company. The ability of its subsidiaries to make distributions to the Company is and will continue to be restricted by, among other limitations, applicable provisions of the laws of national and state governments and may be restricted by contractual provisions. The Indenture does not limit the ability of the Company's subsidiaries to incur such contractual restrictions in the future. The right of the Company to participate in the assets of any subsidiary (and thus the ability of Holders of the Notes to benefit indirectly from such assets) is generally subject to the prior claims of creditors, including trade creditors, of that subsidiary except to the extent that the Company is recognized as a creditor of such subsidiary, in which case the Company's claims would still be subject to any security interest of other creditors of such subsidiary. The Notes, therefore, are structurally subordinated to creditors, including trade creditors, of subsidiaries of the Company with respect to the assets of the subsidiaries against which such creditors have a more direct claim.

As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of the creditors of the Company or any of its subsidiaries or a marshaling of assets or liabilities of the Company and its subsidiaries, Holders of Notes may receive ratably less than other creditors.



Redemption at the Company's Option

The Notes are not subject to redemption prior to March 1, 2001 and are redeemable on and after such date at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' written notice to each Holder, at the following Redemption Prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing March 1 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and liquidated damages, if any, to, but excluding, the Redemption Date:



         Year                   Percentage


         2001                     102.79%
         2002                     102.09
         2003                     101.39
         2004                     100.70
         2005 and thereafter.     100.00


In the case of a partial redemption, the Trustee shall select the Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The Notes may be redeemed in part in multiples of $1,000 only.

The Notes will not have the benefit of any sinking fund.

Notice of any redemption will be sent, by first-class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption (the "Redemption Date"), to the Holder of each Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. The notice of redemption must state the Redemption Date, the Redemption Price and the amount of accrued interest and liquidated damages, if any, to be paid. Any notice that relates to a Note to be redeemed in part only must state the portion of the principal amount to be redeemed and must state that on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued. On and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption, unless the Company defaults in its obligations with respect thereto.


Repurchase of Notes at the Option of the Holder Upon a Change of Control

The Indenture provides that in the event that a Change of Control has occurred, the Company is required to make an irrevocable and unconditional (except as described below) offer (the "Repurchase Offer") to purchase all Notes on the date (the "Repurchase Date") that is no later than 45 Business Days (except as described below) after the occurrence of such Change of Control at a cash price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest and liquidated damages, if any, to (but excluding) the Repurchase Date. A Holder of Notes may accept the Repurchase Offer with respect to all or a portion of its Notes (provided that the principal amount of such Notes must be $1,000 or an integral multiple thereof). The Repurchase Offer shall be made within 25 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement except to the extent that a longer period is required by applicable law (the "Repurchase Offer Period"). Upon expiration of the Repurchase Offer Period, the Company shall purchase all Notes tendered in response to the Repurchase Offer. If required by applicable law, the Repurchase Date and the Repurchase Offer Period may be extended as so required; however, if so extended, it shall nevertheless constitute an Event of Default if the Repurchase Date does not occur within 60 Business Days of the Change of Control.

On or before the Repurchase Date, the Company will (i) accept for payment Notes or portions thereof properly tendered pursuant to the Repurchase Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Repurchase Price (together with accrued and unpaid interest and liquidated damages, if any) of all Notes so tendered and (iii) deliver to the Trustee the Notes so accepted, together with an officers' certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to the Holders of Notes so accepted payment in an amount equal to the Repurchase Price (together with accrued and unpaid interest and liquidated damages, if any), and the Trustee will promptly authenticate and mail or deliver to such Holders a new Note or Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Repurchase Offer on or as soon as practicable after the Repurchase Date.

The phrase "all or substantially all" of the assets of the Company, as included in the definition of Change of Control, is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the Company has occurred.

The Change of Control purchase feature of the Notes may make more difficult or discourage a takeover of the Company, and, thus, the removal of incumbent management. The Change of Control purchase feature resulted from negotiations between the Company and the Initial Purchasers.

The provisions of the Indenture relating to a Change of Control may not afford the Holders of the Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger, spin-off or similar transaction that may adversely affect Holders, if such transaction does not constitute a Change of Control. Moreover, certain events with respect to the Company which may involve an actual change of control of the Company may not constitute a Change of Control for purposes of the Indenture.

The Company may not have sufficient financial resources available to fulfill its obligation to repurchase the Notes upon a Change of Control or to repurchase other debt securities of the Company or its subsidiaries providing similar rights to the holders thereof. Further, the right to require the Company to repurchase Notes as a result of the occurrence of a Change of Control could create an event of default under Senior Indebtedness as a result of which any repurchase could, absent a waiver, be blocked by the subordination provisions of the Notes. Failure of the Company to repurchase the Notes when required would result in an Event of Default with respect to the Notes whether or not such repurchase is permitted by the subordination provisions. Any such default would, in turn, cause a default under the Credit Facility and may cause a default under other Senior Indebtedness. Moreover, the Change of Control may cause an event of default under Senior Indebtedness. As a result, in each case, any repurchase of the Notes could, absent a waiver, be blocked by the subordination provisions of the Notes. See "-Subordination" above.

Except as described herein, no modification of the Indenture regarding the provisions on repurchase at the option of any Holder of a Note upon a Change of Control that adversely affects a Holder is permissible without the consent of the Holder of the Note so affected. In the event of a Change of Control, if Holders of in excess of two-thirds of the outstanding aggregate principal amount of the Notes so determine at any time following the occurrence of such Change of Control and before the close of business on the Business Day immediately preceding the Repurchase Date, such event shall not be treated as a Change of Control for purposes of the Indenture. In such event, (i) the Company shall not be required to make the Repurchase Offer, (ii) to the extent the Repurchase Offer has already been made, such Repurchase Offer shall be deemed revoked and (iii) to the extent any Notes have been tendered in response to any such revoked Repurchase Offer, such tender shall be rescinded and the Notes so tendered shall be promptly returned to the Holders thereof. For purposes of any such determination by the Holders of the outstanding Notes, Notes held by the Company or an Affiliate of the Company (including any Person that would become an Affiliate of the Company (or its successor) as a consequence of the event or series of events that otherwise would be treated as a Change of Control for purposes of the Indenture) shall be disregarded.

To the extent applicable, the Company will comply with the provisions of Rule 13e-4 or any other tender offer rules under the Securities Act, and will file a Schedule 13E-4 or any other schedule required under such rules, in connection with any offer by the Company to repurchase Notes at the option of the Holders upon a Change of Control.


Limitation on Merger, Sale or Consolidation

The Indenture provides that the Company shall not, directly or indirectly, consolidate with or merge with or into, or sell, lease, convey or transfer all or substantially all of its assets (on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons (other than to its wholly owned subsidiaries), or agree to do any of the foregoing, unless (i) either (a) in the case of a merger or consolidation the Company is the surviving entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Notes and the Indenture; and (ii) no Default or Event of Default shall exist or shall occur immediately before or after giving effect to such transaction.

Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and the Company will be released from its obligations under the Indenture and the Notes, except as to any obligations that arise from or as a result of such transaction.


Reports

Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder, within 15 days after it is or would have been required to file such with the Commission, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission and, in each case, together with a management's discussion and analysis of financial condition and results of operations as such would be so required.


Events of Default and Remedies

The Indenture defines an Event of Default as (i) the failure by the Company to pay any installment of interest on, or liquidated damages with respect to, the Notes as and when the same become due and payable or to perform any conversion of the Notes as required under the Indenture and the continuance of any such failure for 30 days, (ii) the failure by the Company to pay all or any part of the principal of, or premium, if any on the Notes when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, pursuant to any Repurchase Offer, (iii) the failure of the Company to perform any conversion of Notes required under the Indenture and the continuance of any such failure for 30 days, (iv) the failure by the Company to observe or perform any other covenant or agreement contained in the Notes or the Indenture and, subject to certain exceptions, the continuance of such failure for a period of 60 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding, (v) certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of its Significant Subsidiaries, (vi) failure of the Company or any Significant Subsidiary to make any payment at maturity, including any applicable grace period, in respect of Indebtedness (other than non-recourse obligations) in an amount in excess of $15 million and continuance of such failure for 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of Notes outstanding, (vii) default by the Company or any Significant Subsidiary with respect to any Indebtedness (other than non-recourse obligations), which default results in the acceleration of Indebtedness in an amount in excess of $15 million without such Indebtedness having been discharged or such acceleration having been rescinded or annulled for 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of Notes outstanding and (viii) final unsatisfied judgments not covered by insurance aggregating in excess of $15 million, at any one time rendered against the Company or any of its Significant Subsidiaries and not stayed, bonded or discharged within 60 days. The Indenture provides that if a Default or Event of Default occurs and is continuing, the Trustee must, within 90 days after the later of the occurrence of such Default or Event of Default or the date the Trustee becomes aware of the Default or Event of Default, give to the Holders notice of such Default or Event of Default, but the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the best interest of the Holders, except in the case of a Default or Event of Default in the payment of the principal of, premium, if any, or interest on or liquidated damages with respect to, any of the Notes when due or in the payment of any redemption or repurchase obligation.

The Indenture provides that if an Event of Default occurs and is continuing (other than an Event of Default specified in clause (v) above with respect to the Company), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may declare all principal, premium, if any, accrued interest and liquidated damages, if any, on or with respect to the Notes to be due and payable immediately. If an Event of Default specified in clause
(v) above with respect to the Company occurs, all principal, premium, if any, accrued interest and liquidated damages, if any, will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders. The Holders of no less than a majority in aggregate principal amount of Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on, and liquidated damages with respect to, the Notes that have become due solely by such acceleration, have been cured or waived.

Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any default, except a default in the payment of principal of, premium, if any, interest on, or liquidated damages with respect to, any Note not yet cured, or a default with respect to any covenant or provision that cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

The Indenture provides that no Holder may pursue any remedy under the Indenture, except for a default in the payment of principal, premium, if any, or interest or liquidated damages, if any, on the Notes or the failure to convert the Notes, unless the Holder gives to the Trustee written notice of a continuing Event of Default, the Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy, such Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any cost, liability or expense, the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity, and the Trustee shall not have received during such 60 days a contrary direction from the Holders of a majority in principal amount of the outstanding Notes.


Amendments and Supplements

The Indenture contains provisions permitting the Company and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders; provided, that no such modification may, without the consent of each Holder affected thereby: (i) change the Stated Maturity of any Note or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the conversion of any Note or the enforcement of any such payment on or after the due date thereof (including, in the case of redemption, on or after the Redemption
Date), or reduce the Repurchase Price, or alter the Repurchase Offer (other than as set forth herein) or redemption provisions in a manner adverse to the Holders, or (ii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture, or (iii) adversely affect the right of such Holder to convert Notes, or
(iv) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby. A supplemental indenture entered into in compliance with the "Limitation on Merger, Sale or Consolidation" covenant would not require the consent of the Holders of the Notes.


No Personal Liability of Stockholders, Officers, Directors and Employees

The Indenture provides that no stockholder, employee, officer, director or partner, as such, past, present or future, of the Company or any successor corporation shall have any personal liability in respect of the obligations of the Company under the Indenture or the Notes by reason of his, her or its status as such stockholder, employee, officer, director or partner.


Transfer and Exchange

A Holder may transfer or exchange the Notes in accordance with the Indenture. The Company or Trustee may require a Holder, among other things, to furnish appropriate endorsements, legal opinions and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Notes selected for redemption. Also, the Company is not required to transfer or exchange any Notes for a period of 15 days before the mailing of a Repurchase Offer or notice of redemption.

The registered holder of a Note may be treated as the owner of it for all purposes.


Book Entry, Delivery and Form

Notes currently held by "qualified institutional buyers," as defined in Rule 144A under the Securities Act ("QIBs"), are currently evidenced by one U.S. Global Note, which was deposited on the date of the closing of the sale of the Notes (the "Closing Date") with, or on behalf of, the Depository and registered in the name of Cede and Co. ("Cede") as the Depository's nominee. Notes held by Non-U.S. Persons who acquired such Notes in compliance with Regulation S under the Securities Act are currently evidenced by one Regulation S Global Note, which was deposited on the Closing Date with, or on behalf of, the Depository and registered in the name of Cede as the Depository's nominee, for the accounts of the Euroclear and Cedel.

Any purchaser (a "Public Holder") of Notes pursuant to this Prospectus will receive a beneficial interest in an unrestricted global note (the "Registered Global Note") which will be deposited with, or on behalf of, the Depository and registered in the name of Cede as the Depository's nominee. Except as set forth below, the Registered Global Note may be transferred, in whole or in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

A Public Holder may hold its interest in the Registered Global Note directly through the Depository if such Public Holder is a participant in the Depository, or indirectly through organizations which are participants in the Depository (the "Participants"). Transfers between Participants will be effected in the ordinary way in accordance with the Depository's rules and will be settled in federal funds.

The Depository has advised the Company that it is a limited-purpose trust company that was created to hold securities for its Participants and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants (including Euroclear and Cedel). The Depository's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Public Holders who are not Participants may beneficially own securities held by or on behalf of the Depository only through Participants or Indirect Participants.

The Company expects that pursuant to procedures established by the Depository, (i) upon deposit of the Registered Global Note, the Depository will credit the accounts of Participants with an interest in the Registered Global Note and (ii) ownership of the Notes evidenced by the Registered Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to the interests of Participants), the Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer Notes evidenced by the Registered Global Note will be limited to such extent.

So long as the Depository or its nominee is the registered owner of a Note, the Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Registered Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the Registered Global Note will not be entitled to have Notes represented by such Registered Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. As a result, the ability of a Person having a beneficial interest in Notes represented by the Registered Global Note to pledge such interest to Persons that do not participate in the Depository's system, or to otherwise take actions with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Registered Global Note by the Depository, or for maintaining, supervising or reviewing any records of the Depository relating to such beneficial ownership interests.

Payments with respect to the principal of, premium, if any, interest on, and liquidated damages with respect to, the Registered Global Note registered in the name of the Depository or its nominee on the applicable record date will be payable by the Trustee to or at the direction of the Depository or its nominee in its capacity as the registered Holder of the Registered Global Note under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the Person in whose name the Registered Global Note is registered as the owner thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of the Registered Global Note (including, principal, premium, if any, interest, or liquidated damages with respect thereto), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Registered Global Note as shown on the records of the Depository. Payments by the Participants and the Indirect Participants to the beneficial owners of the Registered Global Note will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants.

Holders who desire to convert their Notes into Common Stock pursuant to the terms of the Notes should contact their brokers or other Participants or Indirect Participants to obtain information on procedures, including proper forms and cut-off times, for submitting such requests.

If (i) the Company notifies the Trustee in writing that the Depository is no longer willing or able to act as a Depository and a successor is not appointed by the Company within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture, then, upon surrender by the Depository of the Registered Global Note, Certificated Notes will be issued to each person that the Depository identifies as the beneficial owner of the Notes represented by the Registered Global Note. In addition, subject to certain conditions, any Person having a beneficial interest in the Registered Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Notes. Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of such Person or Persons (or the nominee of any thereof), and cause the same to be delivered thereto.

Neither the Company nor the Trustee shall be liable for any delay by the Depository or any Participant or Indirect Participant in identifying the beneficial owners of the Registered Global Note, and the Company and the Trustee may conclusively rely on, and shall be protected in relying on, instructions from the Depository for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).


Registration Rights; Liquidated Damages

The Company and the Initial Purchasers have entered into a Registration Rights Agreement dated February 19, 1998 (the "Registration Rights Agreement").

Pursuant to the Registration Rights Agreement, the Company has filed with the Commission on April 14, 1998 a registration statement under the Securities Act (the "Shelf Registration Statement") on Form S-3, of which this Prospectus is a part, to cover resales of Transfer Restricted Securities (as defined below) by the holders thereof. The Company will use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission within 180 days of the original issuance of the Notes and to keep the Shelf Registration Statement effective for a period of at least two years following such effective date or such shorter period as will terminate upon the earlier of either (a) when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto and (b) when, in the written opinion of independent counsel to the Company, all outstanding Transfer Restricted Securities held by persons that are not affiliates of the Company may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or any successor provision thereto. For purposes of the foregoing, "Transfer Restricted Securities" means each Note and share of Common Stock issued upon conversion thereof until the date on which such Note or share of Common Stock has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, the date on which such Note or share of Common Stock is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act (or any similar provisions then in force), the date on which all such Notes or all such shares of Common Stock cease to be outstanding, or the date on which the Note or share of Common Stock has otherwise been transferred and a new Note or share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company in accordance with the Indenture.

If (i) the Shelf Registration Statement has not been declared effective by the Commission within 180 days after the Closing Date or (ii) the Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective or the prospectus contained therein ceases to be usable (without being succeeded immediately by an additional Shelf Registration Statement filed and declared effective which is then available for effecting resales of Transfer Restricted Securities) for a period of time which shall exceed 60 days in the aggregate during any 12-month period (each such event referred to in clauses (i) and (ii) above, a "Registration Default"), the Company will accrue liquidated damages to each Holder of Transfer Restricted Securities, during the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of Notes or, if applicable, in an amount equal to $0.05 per week per the number of shares of Common Stock constituting Transfer Restricted Securities held by such Holder into which each $1,000 of principal amount of Notes was converted (subject to adjustment in the event of stock splits, stock recombinations, stock dividends and the like). The rate of accrual of the liquidated damages will increase by an additional $0.05 per week per $1,000 principal amount of Notes or, if applicable, in an amount equal to $0.05 per week per the number of shares of Common Stock constituting Transfer Restricted Securities into which each $1,000 of principal amount of Notes was converted (subject to adjustment as set forth above) for each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages with respect to any Registration Default of $0.50 per week per $1,000 principal amount of Notes or, if applicable, an amount equal to $0.50 per week per the number of shares of Common Stock constituting Transfer Restricted Securities into which each $1,000 of principal amount of Notes was converted (subject to adjustment as set forth above). All accrued liquidated damages shall be paid to the Holders of Notes or shares of Common Stock (as applicable) in the same manner as interest payments on the Notes on semi-annual payment dates which correspond to interest payment dates for the Notes. Following the cure of a Registration Default, liquidated damages will cease to accrue with respect to such Registration Default. The use of the Shelf Registration Statement for effecting resales of Transfer Restricted Securities may be suspended in certain circumstances described in the Registration Rights Agreement upon notice by the Company to the holders of the Transfer Restricted Securities, subject to the rights of the holders of Transfer Restricted Securities to receive liquidated damages if the aggregate number of days of such suspensions in any 12-month period exceeds the period described above.

The Company will notify each selling Holder of Transfer Restricted Securities when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Transfer Restricted Securities. A Holder who sells Transfer Restricted Securities pursuant to the Shelf Registration Statement generally will be required to be named as a selling stockholder in the related prospectus and to deliver a prospectus to purchasers and will be bound by the provisions of the Registration Rights Agreement which are applicable to such Holder (including certain indemnification provisions). Holders of the Transfer Restricted Securities will be required to make certain representations to the Company (as described in the Registration Rights Agreement) and will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have their Transfer Restricted Securities included in the Shelf Registration Statement.


Governing Law

The Indenture and the Notes provide that they are governed in accordance with the laws of the State of New York.


The Trustee

State Street Bank and Trust Company is the Trustee under the Indenture. A successor Trustee may be appointed in accordance with the term of the Indenture.

The Indenture contains certain limitations on the rights of the Trustee, in the event it becomes a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined), it must eliminate such conflict or resign.

In case an Event of Default shall occur (and shall not be cured), the Trustee will be required to use the degree of care of a prudent person in the conduct of his own affairs in the exercise of its powers. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Holders of Notes, unless they shall have offered to the Trustee reasonable security or indemnity.


Certain Definitions

"Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or Boston, Massachusetts are authorized or obligated by law or executive order to close.

"Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a capital lease obligation under GAAP.

"Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

"Change of Control" means (i) an event or series of events as a result of which any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d) of the Exchange Act) (excluding the Company or any wholly owned subsidiary thereof) is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable) of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors, managers or trustees, as applicable, of the Company or any successor entity ("Voting Stock"), (ii) the completion of any consolidation with or merger of the Company into any other Person, or sale, conveyance, transfer or lease by the Company of all or substantially all of its assets to any Person, or any merger of any other Person into the Company in a single transaction or series of related transactions, and, in the case of any such transaction or series of related transactions, the outstanding Common Stock is changed or exchanged as a result, unless the stockholders of the Company immediately before such transaction own, directly or indirectly, immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, or (iii) such time as the Continuing Directors do not constitute a majority of the Board of Directors (or, if applicable, a successor corporation to the Company); provided that a Change of Control shall not be deemed to have occurred if either (x) the last sale price of the Common Stock for any five trading days during the 10 trading days immediately preceding the Change of Control is at least equal to 105% of the Conversion Price in effect on such day, or (y) with respect to a merger or consolidation otherwise constituting a Change of Control described in clause (ii) above, at least 90% of the consideration in such transaction or transactions consists of common stock or securities convertible into common stock that are, or upon issuance will be, traded on a United States national securities exchange or approved for quotation on the Nasdaq National Market.

"Continuing Director" means at any date a member of the Board of Directors
(i) who was a member of such board on the date of initial issuance of the Notes or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

"Disqualified Capital Stock" means, with respect to the Company, Capital Stock of the Company that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by the Company, in whole or in part, on or prior to the Stated Maturity of the Notes, provided that only the portion of such Capital Stock which is so convertible, exercisable, exchangeable or redeemable or subject to repurchase prior to such Stated Maturity shall be deemed to be Disqualified Capital Stock.

"Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such Person,
(i) in respect of borrowed money (whether or not the lender has recourse to all or any portion of the assets of such Person), (ii) evidenced by credit or loan agreements, bonds, notes, debentures or similar instruments (including, without limitation, notes or similar instruments given in connection with the acquisition of any business, properties or assets of any kind), (iii) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (iv) for the payment of money relating to a Capitalized Lease Obligation or (v) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all obligations of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (c) all net obligations of such Person under Interest Swap and Hedging Obligations; (d) all liabilities of others of the kind described in the preceding clauses (a), (b) or (c) that such Person has guaranteed or that is otherwise its legal liability, or which is secured by a lien on property of such Person, and all obligations to purchase, redeem or acquire any Capital Stock; and (e) any and all deferrals, renewals, extensions, modifications, replacements, restatements, refinancings and refundings (whether direct or indirect) of, or any indebtedness or obligation issued in exchange for, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties.

"Interest Swap and Hedging Obligations" means the obligations of any Person under any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement or other interest rate hedge agreement, interest rate collar agreement or other similar agreement or arrangement to which such Person is a party or beneficiary.

"Junior Securities" means any Qualified Capital Stock and any Indebtedness of the Company that is fully subordinated in right of payment to the Notes, has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes and is fully subordinated in right of payment to the extent and in the manner provided in Article XII of the Indenture to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of the Indenture or thereafter created, incurred, assured or guaranteed.

"Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

"Senior Indebtedness" means all obligations of the Company to pay the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, any Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is not senior or superior in right of payment to the Notes or is pari passu with, or subordinated to, the Notes; provided, however, that in no event shall Senior Indebtedness include (a) Indebtedness of the Company owed or owing to any subsidiary of the Company, (b) Indebtedness representing or with respect to any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services or (c) any liability for taxes owed or owing by the Company or any subsidiary of the Company, but shall include obligations of the Company under its Supplemental Retirement Income Plan.

"Significant Subsidiary" means any subsidiary which is a "significant subsidiary" of the Company within the meaning of Rule l.02(w) of Regulation S-X promulgated by the Commission as in effect as of the date of the Indenture.
"Stated Maturity" when used with respect to any Note, means March 1, 2008.

"Subsidiary" with respect to any Person, means (i) a corporation a majority of whose Capital Stock with voting power normally entitled to vote in the election of directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more subsidiaries of such Person or by one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the time, a general partner and owns alone or together with one or more subsidiaries of such Person a majority of the partnership interests, or (iii) any other Person (other than a corporation) in which such Person, one or more subsidiaries of such Person, or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest.


                     DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, par value $0.01 per share of which 18,953,980 shares of Common Stock were outstanding as of December 31, 1997 (including 1,084,101 shares of treasury stock) and (ii) 5,000,000 shares of preferred stock, without par value (the "Preferred Stock"), of which no shares are outstanding.


Common Stock

Holders of the Company's Common Stock are entitled to one vote for each share on all matters submitted to a vote of stockholders and do not have cumulative voting rights. The holders of Common Stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors in its discretion out of funds legally available therefor. The Credit Facility restricts the payment of dividends by the Company except in certain limited circumstances. Subject to the rights of any Preferred Stock outstanding, upon liquidation or dissolution of the Company, the holders of Common Stock are entitled to receive on a pro rata basis all assets remaining for distribution to stockholders. The Common Stock does not have preemptive, subscription, redemption or conversion rights or sinking fund provisions. All of the outstanding shares of Common Stock have been validly issued and are fully paid and non-assessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue in the future.


Preferred Stock

The Certificate authorizes the Board of Directors to establish one or more series of Preferred Stock and to determine, with respect to any series of Preferred Stock, the terms and rights of such series, including (i) the designation of the series, (ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the applicable Certificate of Designations) increase or decrease (but not below the number of shares thereof then outstanding),
(iii) whether dividends, if any, will be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative, (iv) the rate of any dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends will be paid and the date or dates or the method for determining the dates or dates upon which such dividends will be payable, (v) the redemption rights and price or prices, if any, for shares of the series,
(vi) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series, (vii) the amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, (viii) whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made, (ix) restrictions on the issuance of shares of the same series or of any other class or series, (x) the voting rights, if any, of the holders of the shares of the series and (xi) any other relative rights, preferences and limitations of such series.

The Company believes that the ability of the Board of Directors to issue one or more series of Preferred Stock will provide the Company with flexibility in structuring possible future finances and acquisitions, and in meeting other corporate needs which might arise from time to time. The authorized shares of Preferred Stock, as well as shares of Common Stock, will be available for issuance without further action by the Company's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. If the approval of the Company's stockholders is not required for the issuance of shares of Preferred Stock or Common Stock, the Board of Directors may determine not to seek stockholder approval.

Although the Board of Directors has no intention at the present time of doing so, it could issue a series of Preferred Stock that may, depending on the terms of such series, hinder, delay or prevent the completion of a merger, tender offer or other takeover attempt. Among other things, the Board of Directors could issue a series of Preferred Stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of the Board of Directors, including a tender offer or other transaction that some, or a majority, of the Company's stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

For purposes of the Rights Agreement described below, the Board of Directors has created a series of Preferred Stock designated as the "Junior Participating Preferred Stock" (the "Junior Preferred Stock"). An aggregate of 500,000 shares of Preferred Stock have been reserved for issuance as Junior Preferred Stock. Junior Preferred Stock will rank junior to all other series of Preferred Stock that may be established by the Board of Directors with respect to the payment of dividends and the distribution of assets upon liquidation. In general, the voting, dividend and liquidation rights of Junior Preferred Stock are designed in such a way that one-hundredth of a share of Junior Preferred Stock will be substantially equivalent from an economic point of view to one share of Common Stock.


Anti-takeover Provisions of the Certificate and By-Laws

The Certificate requires the affirmative vote of the holders of 80% of all classes of stock of the Company entitled to vote in elections of directors, considered for the purposes hereof as one class, for (i) the merger or consolidation of the Company with or into any other corporation which, together with its affiliates or associates, owns more than 10% of the Company's outstanding shares of stock entitled to vote in elections of directors or (ii) certain other business transactions with any person or entity, who, together with its affiliates or associates, owns more than 10% of the Company's outstanding shares of stock entitled to vote in elections of directors. The approval of the holders of 80% of all classes of stock of the Company is not required if the business transaction is approved in a prescribed manner or one involving only the Company and its subsidiaries. The foregoing provisions of the Certificate, as amended, may not be amended without the affirmative vote of the holders of four-fifths of all classes of stock of the Company entitled to vote in elections of directors, considered for such purpose as one class.

The Certificate also provides that the By-Laws may be further amended, altered or repealed by stockholders only by the affirmative vote of the holders of 80% of all classes of stock of the Company entitled to vote in elections of directors, considered for this purpose as one class. The Board of Directors is authorized to make, alter or repeal the By-Laws without stockholder approval.

The effect of the foregoing provisions could be to delay or prevent attempts by other corporations or groups to acquire control of the Company without negotiation with management.

Director Nominations

Pursuant to the By-Laws (i) any director nominations other than by the Nominating Committee of the Board of Directors must be proposed at least 90 days before the date of the Company's Annual Meeting of Stockholders in order for the nominee to be eligible for election to the Company's Board of Directors and (ii) director nominations other than by the Nominating Committee of the Board of Directors must be made over the signature of at least five stockholders holding an aggregate of at least 5% of the total number of outstanding shares of stock of the Company.

Delaware Law

The Company is subject to Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits certain publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date of the transaction in which the person or entity became an interested stockholder, unless the business combination is approved in a prescribed manner or certain other exemptions apply. For purposes of Section 203, "business combination" is defined broadly to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is any person or entity who, together with affiliates and associates, owns (or within the three immediately preceding years did own) 15% or more of the corporation's voting stock.


Stockholder Rights Plan

Each outstanding share of the Common Stock entitles the holder the right (the "Rights") to purchase from the Company one one-hundredth of a share of Junior Preferred Stock at a price of $125 per one one-hundredth of a share, subject to adjustment. The Rights will expire on December 7, 2005 (the "Expiration Date"), or the earlier redemption of the Rights, and are not exercisable until the Distribution Date (as defined herein). The terms of the Rights are set forth in a Rights Agreement dated as of December 7, 1995 (the "Rights Agreement") between the Company and Boston EquiServe (the "Rights Agent"). This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

No separate certificates evidencing the Rights ("Rights Certificates") have been issued. Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after December 18, 1995 (the "Dividend Record Date") upon transfer or new issuance of the Company's Common Stock will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any of the Company's Common Stock certificates will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

The Rights will separate from the Common Stock and Rights Certificates will be issued on the Distribution Date. Unless otherwise determined by a majority of the Company's Board of Directors then in office, the "Distribution Date" will occur on the earlier of (i) the fifteenth business day following the later of the date of a public announcement that a person, including affiliates or associates of such person (an "Acquiring Person"), except as described below, has acquired or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock or the date on which an executive officer of the Company has actual knowledge that an Acquiring Person became such (the "Stock Acquisition Date") or (ii) the fifteenth business day following commencement of a tender offer or exchange offer that would result in any person or its affiliates and associates owning 20% or more of the Company's outstanding Common Stock. In any event, the Board of Directors may delay the distribution of the certificates. After the Distribution Date, Rights Certificates will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

If, at any time after December 7, 1995, any person or group of affiliated or associated persons (other than the Company and its affiliates) shall become an Acquiring Person, each holder of a Right will have the right to receive shares of the Company's Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a market value of two times the exercise price of the Right. If the exercise price is $125, the holder of each Right would be entitled to receive $250 in market value of the Company's Common Stock for $125. Also, in the event that the Company were acquired in a merger or other business combination, or more than 25% of its assets or earning power were sold, each holder of a Right would have the right to exercise such Right and thereby receive common stock of the acquiring company with a market value of two times the exercise price of the Right. For example, if the exercise price is $125, the holder of each Right would be entitled to receive $250 in market value of shares of the acquiring company's common shares (e.g., two shares if the per share market value is $125, for $125). Following the occurrence of any of the events described in this paragraph, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person shall immediately become null and void.

The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of declaration of the Rights (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). The Board of Directors, however, may not effect an exchange at any time after any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any such subsidiary or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding. Immediately upon the action of the Board of Directors ordering the exchange of any Rights and without any further action and without any notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights will be to receive that number of shares of Common Stock equal to the number of such Rights held by the holder multiplied by the Exchange Ratio.

The exercise price of the Rights, and the number of one one-hundredth of a share of Junior Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding cash dividends paid out of the earnings or retained earnings of the Company and certain other distributions) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustments in the exercise price of the Rights will be required until cumulative adjustments equal at least 1% in such price.

At any time prior to the Expiration Date, the Company, by a majority vote of the Board of Directors, may redeem the Rights at a redemption price of $.01 per Right (the "Redemption Price"), as described in the Rights Agreement. Immediately upon the action of the Board of Directors electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Neither the distribution of the Rights nor the subsequent separation of the Rights on the Distribution Date will be a taxable event for the Company or its stockholders. Holders of Rights may, depending upon the circumstances, recognize taxable income upon the occurrence of a Common Stock Event. In addition, holders of Rights may have taxable income as a result of (i) an exchange by the Company of shares of Common Stock for Rights as described above or (ii) certain anti-dilution adjustments made to the terms of the Rights after the Distribution Date. A redemption of the Rights would be a taxable event to holders.

The Rights Agreement may be amended by the Board at any time prior to the Distribution Date without the approval of the holders of the Rights. From and after the Distribution Date, the Rights Agreement may be amended by the Board of Directors without the approval of the holders of the Rights in order to cure any ambiguity, to correct any defective or inconsistent provisions, to change any time period for redemption or any other time period under the Rights Agreement or to make any other changes that do not adversely affect the interests of the holders of the Rights (other than any Acquiring Person or its affiliates, associates or transferees).

The Rights will have certain anti-takeover effects. The Rights may result in substantial dilution to any person or group that attempts to acquire the Company without the approval of the Board of Directors. As a result, the overall effect of the Rights may be to render more difficult or to discourage any attempt to acquire the Company even if such acquisition may be on terms favorable to the Company's stockholders.


Transfer Agent and Registrar

The Transfer Agent and Registrar for the Common Stock is Boston EquiServe.


             CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

The following is a summary of certain material United States federal income and estate tax considerations relating to the purchase, ownership and disposition of the Notes and of Common Stock into which Notes may be converted, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated or proposed thereunder ("Treasury Regulations"), judicial authority and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. This summary deals only with holders that will hold Notes and Common Stock into which Notes may be converted as "capital assets" (within the meaning of Section 1221 of the Code). This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it address tax considerations applicable to investors that may be subject to special tax rules, such as certain financial institutions, tax-exempt organizations, insurance companies, dealers in securities or currencies, persons that will hold Notes as a position in a hedging transaction, "straddle" or "conversion transaction" for tax purposes, or persons that have a "functional currency" other than the U.S. dollar. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. The Company has not sought any ruling from the Internal Revenue Service ("IRS") with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will not take adverse positions on examination. THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.


United States Holders

As used herein, the term "United States Holder" means the beneficial owner of a Note or Common Stock that for United States federal income tax purposes is (i) a citizen or resident of the United States, (ii) treated as a domestic corporation or domestic partnership, or (iii) an estate or trust that is subject to United States federal income taxation on a net income basis in respect of the Notes or Common Stock. A trust will be a "United States Holder" of a Note only if the trust is subject to the supervision of a court within the United States and the control of a United States fiduciary as described in Section 7701 (a) (30) of the Code.


      Payment of Interest

Interest on a Note generally will be included in the income of a United States Holder as ordinary income at the time such interest is received or accrued, in accordance with such Holder's method of accounting for United States federal income tax purposes. The Notes will not have original issue discount.


      Liquidated Damages

As more fully described above under "Description of Notes-Registration Rights; Liquidated Damages," in the event the Shelf Registration Statement does not become effective as provided in the Registration Rights Agreement, the Company will be required to pay liquidated damages to certain United States Holders of the Notes and Common Stock. Under the Treasury Regulations regarding contingent payment debt instruments, any payment subject to a remote or incidental contingency (i.e., there is a remote likelihood that the payment will be required or the potential amount of the payment is insignificant relative to the remaining payments on the debt instrument) is not considered a contingent payment and is ignored for purposes of computing original issue discount accruals. The Company believes that the liquidated damage payments with respect to the Notes are subject to either a remote or incidental contingency. Accordingly, a United States Holder of a Note should be required to report any liquidated damage payment as interest for United States federal income tax purposes only at the time such payment is made or properly accrued under the United States Holder's method of accounting. The Company's position that the liquidated damage payments are subject to a remote or incidental contingency is binding on all holders unless the holder discloses its differing position in a statement attached to its federal income tax return for the taxable year during which the Note was acquired.


      Amortizable Bond Premium

If a United States Holder of a Note acquires the Note at a cost that is in excess of the amount payable at maturity (after reducing such costs by an amount equal to the value of the conversion option), the United States Holder may elect under Section 171 of the Code to amortize the excess cost (as an offset to interest income) on a constant interest rate basis over the term of such Note. However, because the Notes may be redeemed at the option of the Company at a price in excess of their principal amount, a United States holder may be required to amortize any bond premium based on the earlier call date and the call price payable at that time. If the United States Holder makes an election to amortize bond premium, the tax basis of all such United States Holder's Notes will be reduced by the allowable bond premium amortization. The amortization election would apply to all debt instruments held or subsequently acquired by the electing purchaser and cannot be revoked without permission from the IRS. On conversion of a Note into shares of Common Stock, no additional amortization of any bond premium would be allowed, and any remaining premium would be added to the United States Holder's basis in the Common Stock received.


      Sale, Exchange or Redemption of the Notes

Upon the sale, exchange or redemption of a Note, subject to the market discount rules discussed above, a United States Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption (except to the extent such amount is attributable to accrued and unpaid interest not previously recognized by such Holder which is taxable as ordinary income) and (ii) such Holder's adjusted tax basis in the Note. A United States Holder's adjusted tax basis in a Note generally will equal the cost of the Note to such Holder, less any principal payments received by such Holder and increased by any market discount previously included in income by such Holder. Such capital gain or loss will be long-term capital gain or loss if the United States Holder's holding period in the Note is more than 18 months, will be mid-term if the holding period is more than 12 months and equal to or less than 18 months, and will be short-term if the holding period is equal to or less than 12 months. Long-term capital gains are currently taxed at a maximum rate of 20%, mid-term capital gains at 28% and short-term capital gains at 39.6%. In taxable years beginning after December 31, 2000, the long-term rate may be reduced in certain circumstances below 20% for property held more than 5 years.


      Constructive Dividends on Notes

If at any time (i) the Company makes a distribution of cash or property to its stockholders or purchases Common Stock and such distribution or purchase would be taxable to such stockholders as a dividend for United States federal income tax purposes (e.g., distributions of evidences of indebtedness or assets of the Company, but generally not stock dividends or rights to subscribe for Common Stock) and, pursuant to the antidilution provisions of the Indenture, the conversion price of the Notes is decreased, or (ii) the conversion price of the Notes is decreased at the discretion of the Company, such decrease in conversion price may be deemed to be the payment of a taxable dividend to United States Holders of Notes (pursuant to Section 305 of the Code) to the extent of the Company's current or accumulated earnings and profits. Such Holders of Notes could therefore have taxable income as a result of an event pursuant to which they received no cash or property.


      Conversion of the Notes

A United States Holder generally will not recognize any income, gain or loss upon conversion of a Note into Common Stock, except with respect to cash received in lieu of a fractional share of Common Stock. Such Holder's tax basis in the Common Stock received on conversion of a Note will be the same as such Holder's adjusted tax basis in the Note at the time of conversion (reduced by any basis allocable to a fractional share interest), and the holding period for the Common Stock received on conversion will generally include the holding period of the Note converted.

Cash received in lieu of a fractional share of Common Stock upon conversion should be treated as a payment in exchange for the fractional share of Common Stock. Accordingly, the receipt of cash in lieu of a fractional share of Common Stock generally should result in capital gain or loss (measured by the difference between the cash received for the fractional share and the United States Holder's adjusted tax basis in the fractional share).


      Dividends on the Common Stock

The amount of any distribution by the Company in respect of the Common Stock (including any liquidated damages in respect of Common Stock as described above under "Description of Notes-Registration Rights; Liquidated Damages") will be equal to the amount of cash and the fair market value, on the date of distribution, of any property distributed. Generally, distributions will be treated as a dividend, subject to a tax as ordinary income, to the extent of the Company's current or accumulated earnings and profits, then as a tax-free return of capital to the extent of the Holder's tax basis in the Common Stock and thereafter as gain from the sale or exchange of such stock.

In general, a dividend distribution to a corporate United States Holder will qualify for the 70% dividends received deduction if the Holder owns less than 20% of the voting power and value of the Company's stock (other than any non-voting, non-convertible, non-participating preferred stock). A corporate United States Holder that owns 20% or more of the voting power and value of the Company's stock (other than any nonvoting, non-convertible, non-participating preferred stock) generally will qualify for an 80% dividends received deduction. The dividends received deduction is subject, however, to certain holding period, taxable income and other limitations.


      Sale of Common Stock

Upon the sale or exchange of Common Stock, a United States Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or exchange and (ii) such Holder's adjusted tax basis in the Common Stock. Such capital gain or loss will be long-term if the United States Holder's holding period in the Common Stock is more than 18 months at the time of the sale or exchange. A United States Holder's basis and holding period in Common Stock received upon conversion of a Note are determined as discussed above under "-Conversion of the Notes."


      Information Reporting and Backup Withholding Tax

In general, certain information is required to be reported by the payor to the IRS with respect to payments of principal, premium, if any, and interest on a Note (including the payment of liquidated damages under the Registration Rights Agreement), payments of dividends on Common Stock, payments of the proceeds of the sale of a Note and payments of the proceeds of the sale of Common Stock to certain noncorporate United States Holders. The payor will be required to withhold backup withholding tax at the rate of 31% if (a) the payee fails to furnish a taxpayer identification number ("TIN") to the payor or establish an exemption from backup withholding, (b) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (c) there has been a notified payee under reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code or (d) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code. Any amounts withheld under the backup withholding rules from a payment to a United States Holder will be allowed as a credit against such Holder's United States federal income tax and may entitle the Holder to a refund, provided that the required information is furnished to the IRS.


Non-United States Holders

As used herein, the term "Non-United States Holder" means any beneficial owner of a Note or Common Stock that is not a United States Holder.


      Payment of Interest

Interest paid on a Note by the Company or any Paying Agent to a Non-United States Holder will qualify for the "portfolio interest exemption" and therefore, subject to the discussion of backup withholding below, will not be subject to United States federal income tax or withholding tax, provided that such interest income is not effectively connected with a United States trade or business of the Non-United States Holder and provided that the Non-United States Holder (i) does not actually or constructively own (pursuant to the conversion feature of the Notes or otherwise) 10% or more of the combined voting power of all classes of stock of the Company entitled to vote, (ii) is not a controlled foreign corporation related to the Company actually or constructively through stock ownership, (iii) is not a bank which acquired the Notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business and (iv) either (a) provides a Form W-8 (or a suitable substitute form) signed under penalties of perjury that includes its name and address and certifies as to its non-United States status in compliance with applicable law and regulations, or (b) holds the Note through a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the Note and such institution provides a statement to the Company or its agent under penalties of perjury in which it certifies that such a Form W-8 (or a suitable substitute) has been received by it from the Non-United States Holder or qualifying intermediary and furnishes the Company or its agent with a copy thereof.

Treasury Regulations released in 1997 provide alternative methods for satisfying the certification requirements described in clause (iv) above, including additional information and certification procedures with respect to Notes held by a foreign partnership. The Treasury Regulations are effective for payments made after December 31, 1998. Generally, any certification provided on a Form W-8 that is validly in effect prior to January 1, 1999 will be treated as valid certification until it expires under the Treasury Regulations or, if earlier, until December 31, 1999. Accordingly, the alternative methods of satisfying the certification requirements will generally not be effective until January 1, 1999 and subsequent years.

Interest income of a Non-United States Holder that is not effectively connected with a United States trade or business and is not exempt from tax under the portfolio interest exemption described above will be subject to a withholding tax at a 30% rate (or, if applicable, a lower treaty rate). Except to the extent that an applicable treaty otherwise provides, a Non-United States Holder generally will be taxed in the same manner as a United States Holder with respect to interest if the interest income is effectively connected with a United States trade or business of the Non-United States Holder. Effectively connected interest received by a corporate Non-United States Holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate). Even though such effectively connected interest is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the Holder delivers a properly executed IRS Form 4224 to the payor.


      Sale, Exchange or Redemption of the Notes

A Non-United States Holder of a Note will generally not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange or redemption of the Note (including the receipt of cash in lieu of fractional shares upon conversion of a Note into Common Stock but not including any amount representing interest or accrued market discount) unless (1) the gain is effectively connected with a United States trade or business of the Non-United States Holder, (2) in the case of a Non-United States Holder who is an individual, such Holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other requirements are met, or (3) the Holder is subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates.


      Conversion of the Notes

In general, no United States federal income tax or withholding tax will be imposed upon the conversion of a Note into Common Stock by a Non-United States Holder except with respect to the receipt of cash in lieu of fractional shares by Non-United States Holders upon conversion of a Note where any of the conditions described above under "Non-United States Holders-Sale, Exchange or Redemption of the Notes" is satisfied.


      Sale or Exchange of Common Stock

A Non-United States Holder generally will not be subject to United States federal income tax or withholding tax on the sale or exchange of Common Stock unless any of the conditions described above under "Non-United States Holders-Sale, Exchange or Redemption of the Notes" is satisfied.


      Dividends

Distributions by the Company with respect to the Common Stock that are treated as dividends paid (or deemed paid), as described above under "United States Holders-Dividends on the Common Stock" to a Non-United States Holder (excluding dividends that are effectively connected with the conduct of a trade or business in the United States by such Holder and are taxable as described below) will be subject to United States federal withholding tax at a 30% rate (or lower rate provided under any applicable income tax treaty). Except to the extent that an applicable tax treaty otherwise provides, a Non-United States Holder generally will be taxed in the same manner as a United States Holder on dividends paid (or deemed paid) that are effectively connected with the conduct of a trade or business in the United States by the Non-United States Holder. If such Non-United States Holder is a foreign corporation, it may also be subject to a United States branch profits tax on such effectively connected income at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Even though such effectively connected dividends are subject to income tax, and may be subject to the branch profits tax, they will not be subject to U.S. withholding tax if the Holder delivers IRS Form 4224 to the payor.

Under currently applicable Treasury regulations, dividends paid to an address in a foreign country are presumed to be paid to a resident of that country (unless the payor has knowledge to the contrary) for purposes of the withholding discussed above and, under the current interpretation of the Treasury Regulations, for purposes of determining the applicability of a tax treaty rate. Under Treasury Regulations released in 1997, however, Non-United States Holders of Common Stock who wish to claim the benefit of an applicable treaty rate would be required to satisfy certain certification requirements, including additional information and certification procedures with respect to Common Stock held by a foreign partnership. The new Treasury Regulations are generally effective for payments made after December 31, 1998.


      Death of a Non-United States Holder

A Note held by an individual who is a Non-United States Holder at the time of his or her death will not be includable in the decedent's gross estate for United States estate tax purposes, provided that such Holder or beneficial owner did not at the time of death actually or constructively own 10% or more of the combined voting power of all classes of stock of the Company entitled to vote, and provided that, at the time of death, payments with respect to such Notes would not have been effectively connected with the conduct by such Non-United States Holder of a trade or business within the United States.

Common Stock actually or beneficially held by an individual who is a Non-United States Holder at the time of his or her death (or previously transferred subject to certain retained rights or powers) will be subject to United States federal estate tax unless otherwise provided by an applicable estate tax treaty.


      Information Reporting and Backup Withholding Tax

United States information reporting requirements and backup withholding tax will not apply to payments on a Note to a Non-United States Holder if the statement described in "Non-United States Holders-Payment of Interest" is duly provided by such Holder, provided that the payor does not have actual knowledge that the Holder is a United States person.

Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a Note or any payment of the proceeds of the sale of Common Stock effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), unless such broker is (i) a United States person, (ii) a foreign person that derives 50% of more of its gross income for certain periods from activities that are effectively connected with the conduct of a trade or business in the United States or (iii) a controlled foreign corporation for United States federal income tax purposes. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-United States Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the Note provides the statement described in "Non-United States Holders-Payment of Interest" or otherwise establishes an exemption.

If paid to an address outside the United States, dividends on Common Stock held by a Non-United States Holder will generally not be subject to the information reporting and backup withholding requirements described in this section, provided that the payor does not have actual knowledge that the Holder is a United States person. However, under Treasury Regulations issued in 1997, dividend payments will be subject to information reporting and backup withholding unless applicable certification requirements are satisfied, including additional information and certification procedures with respect to Common Stock held by a foreign partnership. The new Treasury Regulations generally apply to dividend payments made after December 31, 1998.


      United States Real Property Holding Corporation

The discussion of the United States taxation of Non-United States Holders of Notes and Common Stock assumes that the Company is at no time a United States real property holding corporation (a "USRPHC") within the meaning of
Section 897(c) of the Code. Under present law, a corporation is a USRPHC is
(a) the fair market value of its United States real property interests is equal to or exceeds (b) 50% of the sum of the fair market value of its United States real property interest, its interests in real property located outside the United States, and its other assets which are used or held for use in a trade or business. If the Company were a USRPHC, then gain or loss realized by a non-United States Holder from the sale or other disposition of Common Stock, or interests in the Company convertible into Common Stock, such as the Notes, would in certain circumstances be taken into account for federal income tax purposes as if such gain or loss were effectively connected with a trade or business conducted by the Holder within the United States.

The Company does not currently believe that it is a USRPHC. Even if the Company becomes a USRPHC, a non-United States Holder would generally not be subject to tax, or withholding in respect of such tax, on gain from a sale or other disposition of the Notes or Common Stock solely by reason of the Company's USRPHC status if (i) the Common Stock is "regularly traded on an established securities market" within the meaning of the Code ("regularly traded") and (ii) either (A) the Non-United States Holder disposing of Common Stock did not own, actually or constructively, at any time during the five-year period preceding the disposition, more than 5% of the Common Stock, or (B) in the case of a disposition of the Notes, the Non-United States Holder did not own, actually or constructively, Notes which, as of any date on which such Holder acquired Notes, had a fair market value greater than that of 5% of the Common Stock. The Company believes that the Common Stock will be treated as regularly traded.


The Company

Under Section 279 of the Code, interest paid or incurred by a corporation with respect to certain convertible, subordinated indebtedness that is utilized to provide consideration for the acquisition of stock in another corporation (or a substantial portion of the assets of another corporation) is not deductible for federal income tax purposes to the extent interest on such "corporate acquisition indebtedness" as defined in Section 279 exceeds $5 million per year, reduced by the interest paid on certain other indebtedness that does not constitute "corporate acquisition indebtedness" for purposes of Section 279, but is used to fund corporate acquisitions. The Notes may constitute "corporate acquisition indebtedness" for purposes of Section 279 of the Code, which could result in all or a portion of the interest payments under the Notes not being deductible for federal income tax purposes. Although there can be no assurance, the Company does not anticipate that any significant portion of the interest deductions with respect to the Notes will be disallowed pursuant to Section 279.


                        SELLING SECURITYHOLDERS

The Notes were originally acquired from the Company by the Initial Purchasers on February 25, 1998. The Initial Purchasers have advised the Company that the Initial Purchasers resold the notes in transactions exempt from the registration requirements of the Securities Act to "qualified institutional buyers" (as defined in Rule 144A of the Securities Act) and outside the United States to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. These subsequent purchasers, or their transferees, pledgees, donees or successors, may from time to time offer and sell any or all of the Notes and/or Shares pursuant to this Prospectus.

The Notes and the Shares are being registered pursuant to the Registration Rights Agreement, which provides that the Company file the Shelf Registration Statement with regard to the Notes and the Shares within 90 days of the date of original issuance of the Notes and use its reasonable best efforts to cause such Shelf Registration Statement to become effective within 180 days of the original issuance of the Notes and to keep such Shelf Registration Statement continuously effective for a period of at least two years following such effective date or such shorter period as will terminate upon the earlier of either (a) when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto and (b) when, in the written opinion of independent counsel to the Company, all outstanding Transfer Restricted Securities held by persons that are not affiliates of the Company may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or any successor provision thereto. Although none of the Selling Securityholders has advised the Company that it currently intends to sell all or any of the Notes or Shares pursuant to this Prospectus, the Selling Securityholders may choose to sell the Notes and/or Shares from time to time upon notice to the Company. See "Plan of Distribution."

Prior to any use of this Prospectus in connection with an offering of the Notes and/or Shares, this Prospectus will be supplemented to set forth the name and number of shares beneficially owned by the Selling Securityholder intending to sell such Notes and/or Shares and the number of Notes and/or Shares to be offered. The Prospectus Supplement will also disclose whether any Selling Securityholder selling in connection with such Prospectus Supplement has held any position or office with, been employed by or otherwise has had a material relationship with, the Company or any of its affiliates during the three years prior to the date of the Prospectus Supplement.

                        PLAN OF DISTRIBUTION

The Notes and the Shares are being registered to permit public secondary trading of such securities by the holders thereof from time to time after the date of this Prospectus. The Company has agreed, among other things, to bear all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the Notes and the Shares covered by this Prospectus.

The Company will not receive any of the proceeds from the offering of Notes or the Shares by the Selling Securityholders. The Company has been advised by the Selling Securityholders that the Selling Securityholders may sell all or a portion of the Notes and Shares beneficially owned by them and offered hereby from time to time on any exchange on which the securities are listed on terms to be determined at the times of such sales. The Selling Securityholders may also make private sales directly or through a broker or brokers. Alternatively, any of the Selling Securityholders may from time to time offer the Notes or the Shares beneficially owned by them through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Securityholders and the purchasers of the Notes or Shares for whom they may act as agent. The aggregate proceeds to the Selling Securityholders from the sale of the Notes or Shares offered by them hereby will be the purchase price of such Notes or Shares less discounts and commissions, if any.
The Notes and the Shares may be sold from time to time in one or more transactions at fixed offering prices, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the holders of such securities or by agreement between such holders and underwriters or dealers who may receive fees or commissions in connection therewith.

The outstanding Common Stock is listed for trading on the New York Stock Exchange and the Pacific Exchange, Inc., and the Shares have been approved for listing on the New York Stock Exchange and the Pacific Exchange, Inc. Although the Company has been advised by the Initial Purchasers that they are currently making a market in the Notes, they are not obligated to do so and may discontinue such market making at any time without notice. Accordingly, there can be no assurance that any market for the Notes will
be maintained.   See "Risk Factors- Absence of Existing Market for Notes."

The Selling Securityholders and any broker and any broker-dealers, agents or underwriters that participate with the Selling Securityholders in the distribution of the Notes or the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by such broker-dealers, agents or underwriters and any profit on the resale of the Notes or the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this Prospectus. There is no assurance that any Selling Securityholder will sell any or all of the Notes or Shares described herein, and any Selling Securityholder may transfer, devise or gift such securities by other means not described herein.

The Notes were issued and sold in February 1998 in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the Initial Purchasers to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) or institutional "accredited investors" (as defined in Rule 510(a)(1), (2), (3) or (7) under the Securities Act) or outside the United States to certain persons in offshore transactions in reliance on Regulation S under the Securities Act.
 Pursuant to the Registration Rights Agreement, the Company has agreed to indemnify each Initial Purchaser and each Selling Securityholder, and each Selling Securityholder has agreed to indemnify the Company, each Initial Purchaser and each other Selling Stockholder against certain liabilities arising under the Securities Act.

The Company has agreed to use its reasonable best efforts to cause the Shelf Registration Statement to which this Prospectus relates to become effective within 180 days of the original issuance of the Notes and to use its reasonable best efforts to keep the Shelf Registration Statement effective for a period of two years from the effective date thereof, or until the Shelf Registration is no longer required for transfer of the Notes or the Shares. The Company may prohibit offers and sales of Notes and Shares pursuant to the Shelf Registration Statement to which this Prospectus relates at any time if (A)(i) it is in possession of material non-public information, (ii) the Board of Directors of the Company or the Executive Committee thereof determines (based on advice of counsel) that such prohibition is necessary in order to avoid a requirement to disclose such material non-public information and (iii) the Board of Directors of the Company or the Executive Committee thereof determines in good faith that disclosure of such material non-public information would not be in the best interests of the Company and its shareholders or (B) the Company has made a public announcement relating to an acquisition or business combination transaction including the Company and/or one or more of its subsidiaries (i) that is material to the Company and its subsidiaries taken as a whole and (ii) the Board of Directors of the Company or the Executive Committee thereof determines in good faith that offers and sales of Notes and Shares pursuant to the Shelf Registration Statement to which this Prospectus relates prior to the consummation of such transaction (or such earlier date as the Board of Directors or the Executive Committee thereof shall determine) is not in the best interests of the Company and its shareholders. Expenses of preparing and filing the Shelf Registration Statement to which this Prospectus relates and all post-effective amendments thereto will be borne by the Company.


                             LEGAL MATTERS

Certain legal matters with respect to the legality of the issuance of the Notes and Shares offered hereby will be passed upon for the Company by Ropes and Gray, Boston, Massachusetts.


                               EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since that date.





TABLE OF CONTENTS


                                            Page
                                            ----


Available Information                        2
Incorporation of Certain Information
   by Reference                              2
The Company                                  3
Risk Factors                                 4
Ratio of Earnings to Fixed Charges           7
Use of Proceeds                              8
Description of Notes                         8
Description of Capital Stock                23
Certain United States Federal Tax
   Consequences                             27
Selling Securityholders                     34
Plan of Distribution                        34
Legal Matters                               36
Experts                                     36





                                 $100,000,000



                               OAK INDUSTRIES INC.


                    47/8% Convertible Subordinated Notes Due 2008









                                    PROSPECTUS


                                   _______, 1998





                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the various expenses in connection with the issuance of the securities being registered. All of the amounts shown are estimates except the SEC registration fee. Such expenses will be borne by the Company.



                                                         Amount
                                                         ------

SEC registration fee                                     $29,500
Printing and engraving expenses                            3,000
Legal fees and expenses                                   15,000
Trustee's fees and expenses                                5,000
Accounting fees and expenses                               5,000
Miscellaneous                                              3,000
                                                         -------
     Total                                               $60,500


Item 15.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where a present or former officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses (including attorneys' fees) which such person actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-laws, agreement, vote or otherwise.

In accordance with Section 145 of the Delaware General Corporation Law, the Restated Certificate of Incorporation, as amended, of the Registrant contains the following provisions with respect to indemnification of directors, officers, employees, or agents of the Registrant and with respect to limitations on the personal liability of directors of the
Registrant:

"TWELFTH: . . . The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware, or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or a division thereof, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

The provisions of this Article shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the General Corporation Law of Delaware or other applicable law, if any, are in effect, and any repeal or modification of any such law shall not affect any rights or obligations then existing with respect to any state of facts then or therefore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

Persons who are not covered by the foregoing provisions of this Article and who are or were employees or agents of the Corporation or a division thereof, or are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors of the Corporation.

The indemnification provided or permitted by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

THIRTEENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

In addition to restating the language of ARTICLE TWELFTH of the Company's Restated Certificate of Incorporation, as amended, the Company's by-laws provide that the Company may, although it is not so required, indemnify any person by reason of the fact that such person is or was a director, officer, employee or agent of a constituent corporation absorbed in a consolidation or merger in which the corporation was the resulting or surviving corporation.

Item 16.  Exhibits

 4.1   Form of Note (included in Exhibit 4.2)
 4.2 Indenture between the Registrant and the Trustee dated as of February 25, 1998
 4.3 Registration Rights Agreement dated as of February 20, 1998 between the Registrant and Donaldson, Lufkin and Jenrette Securities Corporation, Lehman Brothers and Cowen and Company
 5.1   Opinion of Ropes  and  Gray
12.1   Computation of Ratio of Earnings to Fixed Charges
23.1   Consent of Price Waterhouse LLP
23.2   Consent of Counsel (included in Exhibit 5.1)
24.1   Powers of Attorney
25.1   Statement of Eligibility of Trustee (Form T-1)

Item 17.  Undertakings


The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Waltham, Commonwealth of Massachusetts on the 10th day of April, 1998.

                            OAK INDUSTRIES INC.


                            By: /s/ William S. Antle III
                                ------------------------

                            William S. Antle III
                            President, Chief Executive
                            Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




        Signature                        Title                               Date
        ---------                        -----                               ----


 /s/ William S. Antle III
-----------------------------
William S. Antle III                      President, Chief Executive
                                          Officer, Director and Chairman
                                          of the Board                        April 10, 1998

/s/ Coleman S. Hicks
-----------------------------
Coleman S. Hicks                         Senior Vice President and Chief
                                         Financial Officer                   April 10, 1998

          *
-----------------------------
Roderick M. Hills                        Vice Chairman of the Board          April 14, 1998


          *
-----------------------------
Beth L. Bronner                          Director                            April 14, 1998


          *
-----------------------------
Daniel W. Derbes                         Director                            April 14, 1998


          *
----------------------------
George W. Leisz                          Director                            April 14, 1998


           *
-----------------------------
Gilbert E. Matthews                      Director                            April 14, 1998


           *
-----------------------------
Christopher H.B. Mills                   Director                            April 14, 1998


           *
-----------------------------
Elliot L. Richardson                     Director                            April 14, 1998



* The undersigned attorney-in-fact, by signing her name below, does hereby sign this Registration Statement on behalf of the above indicated directors of Oak Industries Inc. pursuant to a power of attorney executed by such persons and filed with the Securities and Exchange Commission contemporaneously herewith.

By:    /s/ Mela Lew
      ------------------------
      Attorney-in-Fact